UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2025

QUOIN PHARMACEUTICALS LTD.
(Translation of registrant’s name into English)

State of Israel	001-37846	92-2593104
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

42127 Pleasant Forest Court Ashburn, VA	20148-7349
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 980-4182

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing Thirty-five (35) Ordinary Shares, no par value per share	QNRX	The Nasdaq Stock Market LLC
Ordinary Shares, no par value per share*		N/A

*	Not for trading, but only in connection with the registration of the American Depositary Shares pursuant to requirements of the Securities and Exchange Commission.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, on July 3, 2025, Quoin Pharmaceuticals Ltd. (the “Company”) and Gordon Dunn, the Company’s prior Chief Financial Officer, agreed to a mutual separation. Mr. Dunn’s last day as Chief Financial Officer of the Company was August 15, 2025. In connection with such separation, on August 21, 2025, the Company, through its subsidiary Quoin Pharmaceuticals, Inc., entered into a Settlement Agreement, effective as of August 15, 2025 (the “Separation Agreement”), with Mr. Dunn. Pursuant to the Separation Agreement, Mr. Dunn’s employment with the Company terminated as of August 15, 2025. The Separation Agreement provides that Mr. Dunn shall receive

•	a payment of $433,620 in equal bi-weekly installments (less legally required deductions) in lieu of his entitlement to 12 months’ notice under the Service Agreement, dated as of November 1, 2021, by and between the Company and Mr. Dunn,
•	a bonus of $108,405 for the 2024 financial year (less legally required deductions) to be paid in a lunp sum on the one year anniversary of the effective date of the Separation Agreement; and
•	the terms of any outstanding vested but unexercised non-qualified stock options held by Mr. Dunn were amended to extend the post-termination time period in which to exercise such options from 90 days to 1 year and 9 months.

The Separation Agreement also contains a release of claims provision. The foregoing description of the Separation Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Separation Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*	Settlement Agreement, effective August 15, 2025, by and between Quoin Pharmaceuticals, Inc., and Gordon Dunn
104	Cover Page Interactive Data file (embedded within the Inline XBRL document)

*Exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: August 27, 2025	QUOIN PHARMACEUTICALS LTD.

	By:	/s/ Michael Myers
	Name:	Dr. Michael Myers
	Title:	Chief Executive Officer